Exhibit 10.44

                                 ACKNOWLEDGMENT


         WHEREAS, Western Resources, Inc., a Kansas corporation ("Western Resources"), desires to grant incentive compensation on January 1, 2002 in the form of restricted share units ("RSUs") to certain of its current senior executives whose names are listed on Exhibit I hereto ("RSU Recipients"); and

         WHEREAS, Western Resources desires that the RSUs be linked to, and upon vesting transfer its beneficial ownership in, a portion of the shares of Series D 6% Convertible Cumulative Preferred Stock (the "Series D Preferred Stock") and Series E 7% Cumulative Preferred Stock (the "Series E Preferred Stock" and together with the Series D Preferred Stock, the "Shares") of Guardian International, Inc. a Florida corporation ("Guardian"), which are presently owned by Westar Investments, Inc., a Kansas corporation and indirect wholly owned subsidiary of Western Resources ("Westar Investments"), but which will be transferred to Western Resources immediately prior to the grant of the RSUs, the number of Shares linked to the RSUs being set forth opposite the name of each of the individuals listed on Exhibit I hereto; and

         WHEREAS, Western Resources also desires that the RSUs transfer to the RSU Recipients its right to receive all dividends paid with respect to the Shares, whether paid in cash or additional Shares, subject to the agreement of the RSU Recipients to be bound by the Stockholders Agreement (as defined below); and

         WHEREAS, the parties to that certain Stockholders Agreement (the "Stockholders Agreement") dated as of October 21, 1998 by and among Guardian, the Ginsburgs (as defined therein) and Westar Investments (as successor to Westar Security, Inc.) desire to acknowledge that the term "Affiliate" as used in the Stockholders Agreement with reference to Westar Investments includes the current officers and directors of Western Resources, including the RSU Recipients; and

         WHEREAS, Guardian also desires to acknowledge that the term "affiliate" as used in the certificates of designation for the Series D Preferred Stock and the Series E Preferred Stock with reference to Western Resources includes the current officers and directors of Western Resources, including the RSU Recipients;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this agreement hereby agree as follows:

1.       Acknowledgments.

         (a) Each of the parties to the Stockholders Agreement hereby acknowledges that the term "Affiliate" as used in the Stockholders Agreement with reference to Westar Investments includes the current officers and directors of Western Resources, including the RSU Recipients, unless otherwise expressly provided in the Stockholders Agreement, with the effect that the grant of the RSUs to the RSU Recipients, the payment of dividends to holders of RSUs in cash or additional Shares, and the transfer of beneficial ownership of the Shares to the RSU Recipients upon vesting of the RSUs, shall in each case be a permitted Transfer, and each of the RSU Recipients shall be a Permitted Transferee, as provided or referenced in Section 5(c) of the Stockholders Agreement.

         (b) Each of the parties to the Stockholder Agreement hereby acknowledges that the term "Westar" as used in Section 10(c)(i) of the Stockholders Agreement includes Affiliates of Westar.

         (c) Guardian acknowledges that the term "affiliates" as used in the certificates of designation for the Series D Preferred Stock and the Series E Preferred Stock with reference to Western Resources includes the current officers and directors of Western Resources, including the RSU recipients.

         (d) Guardian acknowledges that the rights granted to Westar Investments under the Registration Rights Agreement dated as of October 21, 1998 between Guardian and Westar Investments (as successor to Westar Security, Inc.) shall be exercisable only by Westar Investments with respect to Shares (as defined in such Registration Rights Agreement) held by affiliates of Westar Investments, including current directors and officers of Western Resources.

         2. Parties to Stockholder Agreement. Western Resources acknowledges that the documents evidencing the grant of the RSUs to the RSU Recipients or any other current officers and directors of Western Resources will provide that the grantee is required to agree to be bound by the terms of the Stockholders Agreement and to execute and deliver to Guardian and the Other Stockholders (as defined in the Stockholders Agreement) a counterpart of the Stockholders Agreement upon the earlier of receipt of dividends payable in Shares or the transfer of beneficial ownership of the Shares upon vesting of the RSUs in accordance with their terms.

         3. No Liability on the Part of Guardian or the Ginsburgs. Western Resources and Westar Investments agree that none of Guardian, Guardian's directors, officers, employees or agents, or any of the Ginsburgs, shall have any liability to Western Resources, Westar Investments, the RSU Recipients, or any current officer or director of Western Resources who may hereafter receive a grant of RSUs linked to the Shares, with respect to the grant of the RSUs by Western Resources or with respect to any of the RSU Recipients rights under the RSU relating to the Shares, and Western Resources shall indemnify and hold harmless such persons from any such liability.

         4. Counterparts. This agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of December 31, 2001.

                                            GUARDIAN INTERNATIONAL, INC.


                                            By: /s/ KENNETH WIESENFELD
                                                 Name: Kenneth Wiesenfeld
                                                 Title:  Vice President, Finance


                                            /s/ HAROLD GINSBURG
                                                 Harold Ginsburg


                                            /s/ SHEILAH GINSBURG
                                                 Sheilah Ginsburg


                                            /s/ RICHARD GINSBURG
                                                 Richard Ginsburg


                                            /s/ RHONDA GINSBURG
                                                 Rhonda Ginsburg


                                            WESTAR INVESTMENTS, INC.


                                            By: /s/ PAUL GEIST
                                                 Name:  Paul Geist
                                                 Title:  President


                                            WESTERN RESOURCES, INC.


                                            By: /s/ PAUL GEIST
                                                 Name:  Paul Geist
                                                 Title:  Senior Vice President
                                                         and CFO